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                                                                    EXHIBIT 10.6


                       PIONEER SEMICONDUCTOR CORPORATION

                        COMMON STOCK PURCHASE AGREEMENT



         This Common Stock Purchase Agreement ("Agreement") is made as of June 25, 1990, by and between Pioneer Semiconductor Corporation, a California corporation (the "Company"), and Chi-Hung Hui ("Purchaser").

     1.   Sale of Stock
          -------------

          Subject to the terms and conditions hereof, on the closing Date (as defined in subparagraph 2(a) below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 1,400,000 shares of the Company's Common Stock, no par value (the "Shares"), in exchange for the purchase price of $0.001 per Share for an aggregate purchase price of $1,400.00 (the "Purchase Price").

          The term "Shares" refers to the Shares and all securities received in replacement of the Shares, or as stock dividends or as a result of any stock splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

     2.   Closing
          -------

          (a) The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as to which they may agree (the "Closing Date").

          (b) At the Closing, the Company and Purchaser will deliver to the escrow agent (as defined below in Paragraph 4) a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser's name) against payment of the Purchase Price therefor by a check in the amount of $1,400.00 made payable to the order of the Company.

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     3.   Purchase Option
          ---------------

          (a) In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company's Purchase Option (as defined below).

          (b) The Company shall have the right and option to repurchase the Shares (the "Purchase Option") as set forth in this Paragraph 3 at a price of $.00l per share (the "Option Price"). In the event purchaser shall cease to be employed by the Company (including a parent or subsidiary of the Company) for any reason, except as provided in subparagraph (d) hereof (the "Termination"), the Purchase Option shall come into effect. Following a Termination, the Company shall have the right as provided in subparagraph (c) hereof, to exercise the Purchase Option to purchase from the Purchaser or his personal representative, as the case may be, at the Option Price any or all of the Shares in which Purchaser has not acquired a vested interest in accordance with the vesting provisions below:

               (i)    25% vested as of June 25, 1990;

               (ii) 2.1% vested on the 25th day of each month beginning June 25, 1991 for the next thirty-six (36) months so that the Shares will be fully vested as of June 25, 1994.

          (c) Within forty-five (45) days following a Termination, the Company shall notify Purchaser by written notice delivered or mailed as provided in subparagraph 9(b), as to whether it wishes to purchase the Shares pursuant to exercise of the Purchase option. If the Company (or its assignee) elects to purchase the Shares hereunder, it shall set a date for the closing of the transaction at a place specified by the Company not later than fifteen (15) days from the date of such notice. At such closing, the Company (or its assignee) shall tender payment for the Shares and the certificates representing the Shares so purchased shall be cancelled. Purchaser hereby authorizes and directs the Secretary or Transfer Agent of the Company to transfer the Shares as to which the Purchase Option has been exercised from Purchaser to the Company. The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company or in cash (by check), or both.

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          (d)  In the event Purchaser's employment shall terminate as a result of his death or permanent disability, the Purchase Option shall not apply to the Company and shall thereafter be terminated. Purchaser shall be deemed permanently disabled in the event he is unable, as a result of a mental or physical condition, to perform his employment duties to the Company and a qualified physician, acceptable to the Board of Directors of the Company, establishes to the reasonable satisfaction of the Board of Directors that such condition will continue for a period of not less than one (1) year.

     4.   Escrow
          ------

          For purposes of facilitating the enforcement of the provisions of Paragraph 3, Purchaser agrees, immediately upon receipt of the certificate for his Shares, to deliver such certificates, together with stock powers executed in blank by Purchaser and Purchaser's spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designees, to hold in escrow, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. Purchaser hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.

     5.   Investment Representations
          --------------------------

          In connection with the purchase of the Shares, Purchaser represents to the Company the following:

          (a) Purchaser is purchasing the Shares for investment for his own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

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          (b)  Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

          (c) Purchaser acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that, except as herein provided, the Company is under no obligation to register the shares. Purchaser understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" (acquired, directly or indirectly, from the issuer thereof or from an affiliate of such issuer, in a non-public offering) subject to the satisfaction of certain conditions, including, among other things: (i) the availability, in certain cases, of certain public information about the Company; (ii) the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; and (iii) in the case of an affiliate, or a non-affiliate who has held the restricted securities for less than three years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     6.   Legends
          -------

          (a) The certificate or certificates representing the Shares shall bear the following legends:

               (i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

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               (ii)   Any legends required by the bylaws of the Company.

               (iii)  Any legends required by state blue sky laws.

     7.   NO EMPLOYMENT RIGHTS
          --------------------

          THIS AGREEMENT SHALL NOT CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF HIS EMPLOYMENT WITH THE COMPANY OR ITS SUBSIDIARIES, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF PURCHASER OR THE COMPANY, OR ANY OF ITS SUBSIDIARIES, TO TERMINATE PURCHASER'S EMPLOYMENT WITH THE COMPANY AT ANY TIME.

     8.   Section 83(b) Election
          ----------------------

          Purchaser hereby represents that he understands (a) the contents and requirements of Section 83(b) of the Internal Revenue Code of 1986, as amended ("Section 83(b)"), (b) the application of Section 83(b) to the purchase of the Shares by Purchaser and (c) the nature of the election to be made by Purchaser under Section 83(b). Purchaser further represents that he intends to file an election pursuant to Section 83(b) with the Internal Revenue Service within thirty (30) days following the date of this Agreement, and a copy of such election with his federal tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that his failure to file such election in a timely manner may result in adverse tax consequences for Purchaser.

     9.   Miscellaneous
          -------------

          (a) This Agreement may be amended by written Agreement between the Company and Purchaser.

          (b) Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, attention the President, and if to Purchaser, at his address as shown on the stock records of the Company.

          (c) The rights and benefits of this Agreement, including the right to exercise the Purchase Option with respect to the Shares, shall inure to the benefit of, and be enforceable by the Company's successors

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and assigns.  The rights and obligations of Purchaser under this Agreement may be assigned only with the prior written consent of the Company.

          (d) Both parties agree to execute any additional documents necessary to carry out the purposes of this Agreement.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                          PIONEER SEMICONDUCTOR
                          CORPORATION, a California
                          corporation



                          By: /s/????????????????????
                              ----------------------------

                          Title: ??????????????????????
                                 --------------------------

                          PURCHASER:

                          /s/ Chi-Hung Hui
                          --------------------------------
                          CHI-HUNG HUI

                          Address:  20172 Rodrigues Ave.
                                    Cupertino, CA 95014

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                            ACKNOWLEDGMENT OF SPOUSE
                            ------------------------


         I, ________________________ , spouse of Chi-Hung Hui, have read and approved the foregoing Agreement. In consideration of the grant by Pioneer semiconductor Corporation (the "Corporation") to my spouse of the right to purchase shares of the Corporation's Common Stock, as set forth in the Agreement, I hereby agree to be bound by the provisions of the Agreement insofar as I may have any rights under such Agreement or in any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of execution of the foregoing Agreement, and hereby appoint my spouse as my attorney-in-fact with respect to all matters arising in connection with the Agreement or the shares of Common Stock issued pursuant thereto.


Dated: _______________ , 1990.     _________________________
                                   Signature


                                   _________________________
                                   Printed Name
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                      ASSIGNMENT SEPARATE FROM CERTIFICATE
                      ------------------------------------

         FOR VALUE RECEIVED, I hereby sell, assign and transfer unto

_______________________________________________________________________________

______________________________________________ (__________) shares of the
Common Stock of Pioneer Semiconductor Corporation, a California corporation (the "Corporation"), standing in my name of the books of such corporation, represented by Certificate No. ______ herewith, and do hereby irrevocably constitute and appoint
____________________________________________________________to transfer such stock on the books of such Corporation with full power of substitution in the premises.



Dated:  ____________, l9__.   _____________________________
                                      CHI-HUNG HUI


         This Assignment Separate from Certificate was executed in conjunction with the terms of a Common Stock Purchase Agreement between the above assignor and the Corporation, dated June 25, 1990.